Exhibit 32.2
TIBCO SOFTWARE INC.
CERTIFICATION
I, Matthew D. Langdon, Senior Vice President, Chief Financial Officer of TIBCO Software Inc. (the “Company”), do hereby certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. Section 1350, that, to my knowledge:

(a)
the Annual Report on Form 10-K of the Company for the fiscal year ended November 30, 2013, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 29, 2014

/s/ Matthew D. Langdon
Matthew D. Langdon
Senior Vice President, Chief Financial Officer